EXHIBIT 99.2

FOR IMMEDIATE RELEASE

CONTACT:

Benjamin K. Stephen

Director, Investor Relations

703-904-5539

bstephen@quadramed.com

David L. Piazza

Vice President, Finance

703-742-5312

dpiazza@quadramed.com

QUADRAMED ANNOUNCES 2nd QUARTER 2004 RESULTS

RESTON, VA – (August 4, 2004) – QuadraMed Corporation (OTCBB: QMDC.OB) announced today its second quarter 2004 financial results. Revenues were $31.9 million for the second quarter, representing an increase of 8% over the same period in 2003. Net Loss for the quarter was $(9.7) million, which includes a $3.1 million loss in connection with the early retirement of debt; not including this early retirement loss, the loss was $(6.6) million compared to a Net Loss of $(6.3) million for the second quarter of 2003.

Other second quarter highlights include:

•	the acquisition of Tempus Software, Inc., a Jacksonville, Florida based enterprise scheduling software vendor;

•	a sale of a comprehensive Affinity HIS, including access and care and financial management products to Gillette Children’s Specialty Healthcare in St. Paul, Minnesota;

•	the issuance of $100 million, 5.5% Cumulative Mandatory Convertible Preferred Stock, the proceeds from which were substantially used to repay all of the Company’s outstanding debt;

•	a tender offer to repurchase all of the 10% Senior Secured Notes due 2008, and a redemption call of all of the 5.25% Convertible Subordinated Notes due 2005. (Since only a portion of these Notes were actually retired as of June 30, 2004, we have included a pro forma balance sheet as of June 30, 2004 presenting as if the full retirement of both Notes issues had been completed by June 30, 2004. The remaining Notes were retired subsequent to June 30, 2004 at a loss of $11.9 million. Please see Exhibit 4.)

QuadraMed’s Report on Form 10-Q for the Quarterly Period Ended June 30, 2004 which was filed on August 4, 2004, and other SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

Management will review these results in an investment community conference call at 8:00 AM Eastern (5:00 AM Pacific) on Tuesday, August 10th. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 800-289-0468 for domestic participants, and 913-981-5517 for international. Callers should dial in by 7:45 AM Eastern (4:45 AM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s Webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 7:45 AM Eastern (4:45 AM Pacific) to register and to download and install any necessary audio software. Webcast replays will be available shortly after the live call’s completion.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets as of June 30, 2004 Pro Forma; June 30, 2004; and December 31, 2003

	Exhibit 2	Condensed Consolidated Statements of Operations for Three months ended June 30, 2004 and June 30, 2003; and for Six months ended June 30, 2004 and June 30, 2003

	Exhibit 3	Condensed Consolidated Statements of Cash Flows for Six months ended June 30, 2004 and June 30, 2003

	Exhibit 4	Note 15. Subsequent Events

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 900 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at more than 2,000 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

Note to editors: QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective owners.

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Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except percentages and per share amounts)

	Pro Forma June 30, 2004 (See Exhibit 4)	June 30, 2004	December 31, 2003
	(unaudited)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$28,230	$91,400	$36,944
Accounts receivable, net	27,584	27,584	30,872
Unbilled and other receivables	7,582	7,582	6,218
Prepaid expenses and other current assets	10,129	10,129	11,268

Total current assets	73,525	136,695	85,302

Restricted cash	3,889	3,889	5,523
Property and equipment, net	6,867	6,867	5,643
Capitalized software development costs, net	2,128	2,128	3,219
Goodwill	32,340	32,340	18,445
Other intangible assets, net	10,032	10,032	6,992
Other long-term assets	7,115	7,852	8,031

Total assets	$135,896	$199,803	$133,155

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$2,815	$2,815	$2,914
Accrued payroll and related	9,156	9,156	11,100
Accrued interest	—	1,126	1,912
Accrued dividends payable	14,051	14,051	—
Other accrued liabilities	6,103	6,103	7,866
Deferred revenue	50,325	50,325	48,502

Total current liabilities	82,450	83,576	72,294

10% Senior Secured Notes due 2008, net	—	50,783	61,233
5.25% Convertible Subordinated Notes due 2005	—	56	11,931
Other long-term liabilities	4,667	4,667	4,580

Total liabilities	87,117	139,082	150,038

Stockholders’ equity (deficit)
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 and 0 shares issued and outstanding, respectively	82,080	82,080	—
Common stock, $0.01 par, 150,000 shares authorized; 39,657 and 28,871 shares issued, respectively	397	397	290
Treasury stock at cost, 0 and 200 shares, respectively	—	—	(822)
Additional paid-in-capital	301,007	301,007	292,716
Deferred compensation and accumulated other comprehensive loss	(2,437)	(2,437)	(2,951)
Accumulated deficit	(332,268)	(320,326)	(306,116)

Total stockholders’ equity (deficit)	48,779	60,721	(16,883)

Total liabilities and stockholders’ equity (deficit)	$135,896	$199,803	$133,155

Exhibit 1 to Press Release dated August 4, 2004

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenue
Services	$4,849	$4,716	$9,276	$9,461
Maintenance	10,126	9,192	20,229	17,766
Installation and other	4,706	4,382	9,642	8,556

Services and other revenue	19,681	18,290	39,147	35,783

Licenses	11,182	10,161	23,673	19,717

Hardware	1,035	985	5,548	3,171

Total revenues	31,898	29,436	68,368	58,671

Cost of revenue
Cost of services and other revenue	9,541	11,133	19,156	21,786
Cost of licenses revenue	3,497	1,772	6,555	3,610
Cost of hardware revenue	775	622	3,606	2,437

Total cost of revenue	13,813	13,527	29,317	27,833

Gross margin	18,085	15,909	39,051	30,838

Operating expenses
General and administration	8,217	8,714	17,528	20,811
Software development	6,835	5,032	13,945	10,325
Sales and marketing	6,029	4,810	11,855	10,522
Amortization of intangible assets and depreciation	1,154	1,498	2,409	3,028

Total operating expenses	22,235	20,055	45,737	44,686

Loss from operations	(4,150)	(4,146)	(6,686)	(13,848)

Other income (expense)
Interest expense	(2,416)	(3,042)	(4,904)	(4,105)
Interest income	127	130	244	287
Other income (expense), net	(85)	784	118	714
Loss on retirement of debt	(3,145)	—	(3,145)	—

Other income (expense)	(5,519)	(2,128)	(7,687)	(3,104)

Loss before income taxes	(9,669)	(6,274)	(14,373)	(16,952)
Provision for income taxes	—	—	163	—

Net loss	$(9,669)	$(6,274)	$(14,210)	$(16,952)

Loss per share
Basic and diluted	$(0.28)	$(0.23)	$(0.44)	$(0.63)

Weighted average shares outstanding
Basic and diluted	34,872	27,171	32,014	27,094

Exhibit 2 to Press Release dated August 4, 2004

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six months ended June 30,
	2004	2003
Cash flows from operating activities
Net loss	$(14,210)	$(16,952)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,646	6,023
Provision for bad debts and other	1,092	176
Loss on retirement of debt	2,302	—

Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	4,108	(417)
Prepaid expenses and other	398	(1,173)
Accounts payable and accrued liabilities	(6,083)	(618)
Deferred revenue	(944)	7,563

Cash used in operating activities	(7,691)	(5,398)

Cash flows from investing activities
Proceeds from sale of assets and available-for-sale securities	76	4,249
Decrease in restricted cash	1,557	221
Acquisition of Détente	(4,074)	—
Acquisition of Tempus	(5,052)	—
Capitalized software development costs	—	(578)
Capital expenditures	(2,293)	(1,270)

Cash provided by (used in) investing activities	(9,786)	2,622

Cash flows from financing activities
Proceeds from issuance of common and treasury stock	1,570	107
Proceeds from issuance of preferred stock, net of issuance cost	96,131	—
Issuances (repayments) of Notes, net	(25,768)	8,480

Cash provided by financing activities	71,933	8,587

Net increase in cash and cash equivalents	54,456	5,811

Cash and cash equivalents, beginning of period	36,944	23,663

Cash and cash equivalents, end of period	$91,400	$29,474

Supplemental disclosure of cash flow information
Cash paid for interest	$2,482	$1,854
Net cash refunded for taxes	(163)	(4)

Supplemental disclosure of non cash flow information
Issuance of common stock upon acquisition of Tempus	$7,651	$—

Exhibit 3 to Press Release dated August 4, 2004

Exhibit 4

QUADRAMED CORPORATION

EXCERPT FROM REPORT ON FORM 10-Q

FOR THE QUARTER ENDED JUNE 30, 2004

NOTE 15. SUBSEQUENT EVENTS

Subsequent to June 30, 2004, the Company retired all of its remaining $58.7 million of the 2008 Notes and $56,000 of the 2005 Notes. Total cash payment was $63.2 million, which includes additional interest expense of $54,000 subsequent to June 2004. Total loss recorded on the retirement of debt in July 2004 was approximately $11.9 million, which includes premiums of $2.9 million and write-offs of remaining balances of debt offering costs of $737,000, discount to the 2008 Notes of $7.9 million and effective interest rate adjustment of $339,000.

The following is a pro forma balance sheet presenting the effect of the retirement as if the remaining Notes had been retired as of June 30, 2004 and the related loss recorded as of June 30, 2004 (in thousands, unaudited):

	June 30, 2004	Debt retirement subsequent to June 30, 2004	Pro Forma June 30, 2004
Assets
Current assets
Cash and cash equivalents	$91,400	$(63,170)	$28,230
Other current assets	45,295	—	45,295

Total current assets	136,695	(63,170)	73,525

Long-term assets	63,108	(737)	62,371

Total assets	$199,803	$(63,907)	$135,896

Liabilities and stockholders’ equity (deficit)

Current liabilities
Accounts payable and accrued expenses	$11,971	$—	$11,971
Accrued interest	1,126	(1,126)	—
Accrued dividends payable	14,051	—	14,051
Deferred revenue and other accrued liabilities	56,428	—	56,428

Total current liabilities	83,576	(1,126)	82,450

10% Senior Secured Notes due 2008	50,783	(50,783)	—
5.25% Convertible Subordinated Notes due 2005	56	(56)	—
Other long-term liabilities	4,667	—	4,667

Total liabilities	139,082	(51,965)	87,117

Stockholders’ equity (deficit)
Preferred stock	82,080	—	82,080
Common stock	397	—	397
Additional paid-in-capital	301,007	—	301,007
Deferred compensation and accumulated other comprehensive loss	(2,437)	—	(2,437)
Accumulated deficit	(320,326)	(11,942)	(332,268)

Total stockholders’ equity (deficit)	60,721	(11,942)	48,779

Total liabilities and stockholders’ equity (deficit)	$199,803	$(63,907)	$135,896

Exhibit 4 to Press Release dated August 4, 2004